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                                                                 Exhibit 10.123

                        CIBC WOOD GUNDY SECURITIES CORP.
                          1325 Avenue of the Americas
                            New York, New York 10019


                                               September 6, 1996

Mr. Thomas V. Bonoma
Chief Executive Officer
Renaissance Cosmetics, Inc.
635 Madison Avenue
New York, NY 10022

Gentlemen:

        In accordance with Section 8.3 of the Purchase Agreement, this letter ("Letter Agreement") will represent the understanding between Renaissance Cosmetics, Inc., a Delaware corporation (hereinafter the "Company"), and CIBC Wood Gundy Securities Corp., as Initial Purchaser (hereinafter the "Initial Purchaser"), that both parties desire to hereby amend the Securities Purchase Agreement (the "Purchase Agreement"), dated as of August 8, 1996, between the Company and the Initial Purchaser. All capitalized terms used herein without definition have the meanings specified in the Purchase Agreement.

        The Initial Purchaser hereby requests that Section 2.1 of Purchase Agreement be amended so that the Purchase Option be increased by $15,000,000 aggregate liquidation value of Preferred Stock and 15,000 Warrants to a total of $35,000,000 aggregate liquidation value of Preferred Stock and 35,000 Warrants to purchase shares of Common Stock representing 7% of the Common Stock on a fully diluted basis and that the expiration date of the Purchase Option be extended to September 30, 1996. Accordingly, the term "Securities", as defined in the Purchase Agreement, will cover the additional Option Units as contemplated hereby.

        The Initial Purchaser acknowledges that the amendments contained herein shall become effective upon the Company obtaining consent of the holders of a majority of the outstanding Preferred Stock and Warrants.

        Nothing herein contained shall in any way alter, waive, annul, vary or affect any terms, conditions or
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provisions of the Purchase Agreement, except as required to effect the foregoing amendments, it being the intent of the parties hereto that all of the terms, conditions, and provisions of the Purchase Agreement shall continue in full force and effect, except as hereby amended.

        The construction, validity and interpretation of this Letter Agreement will be governed by the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Letter Agreement. This Letter Agreement may be executed in counterparts.

                                       Very truly yours,

                                       CIBC WOOD GUNDY SECURITIES CORP.



                                       By:  /s/ BRUCE SPOHLER
                                            --------------------------------
                                              Name: Bruce Spohler
                                              Title: MANAGING DIRECTOR

Accepted and agreed to with respect
to the above amendments as of the
date hereof:

RENAISSANCE COSMETICS, INC.


By:  /s/ THOMAS T.S. KAUNG
     ----------------------------
     Name: Thomas T.S. Kaung
     Title: GROUP VICE PRESIDENT